[EXHIBIT 99.1.2]

 [Letterhead of Warner-Lambert Company]


                               May 22, 1997

 Pfizer Inc.
 235 East 42nd Street
 New York, New York 10017-5755
 Attention:  President, U.S. Pharmaceutical Group

 Re:  Baseline Sales Adjustment

 Dear Sirs:

 Reference is hereby made to the Collaboration Agreement, effective as of June 28, 1996 (the "Collaboration Agreement"), between Warner-Lambert Company ("Warner-Lambert") and Pfizer Inc. ("Pfizer"). All capitalized terms used and not otherwise defined herein shall have the meanings given thereto under the Collaboration Agreement.

 Warner-Lambert hereby notifies Pfizer that the Launch Date occurred on January 28, 1997.

 This represents a "stub period" of 63 days from January 28, 1997 through March 31, 1997. In accordance with Section 3.06 of the Collaboration Agreement, the adjusted Baseline Sales are as follows:

      Agreement Year       Adjusted Baseline Sales (in millions)
      --------------       -------------------------------------
           1                             $263
           2                             $337
           3                             $457
           4                             $541
           5                             $588
           6                             $612
           7                             $651
           8                             $688
           9                             $763
           10                            $753

 Please indicate your agreement with the foregoing by signing and returning the enclosed copy of this letter.

                                   Very truly yours,

                                   WARNER-LAMBERT COMPANY


                                   By: /s/ Richard B. Van Duyne
                                      -------------------------
                                      Richard B. Van Duyne
                                      Vice President, Corporate
                                      Development & Licensing

 RBVD:jsc

 cc:  Pfizer Inc.
      Attn: Senior Vice President and General Counsel
            (fax:  212-808-8924)

 Agreed:

 PFIZER INC.


 By:  /s/ Karen L. Katen
    -----------------------------
    Name:  Karen L. Katen
    Title: Vice President